SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2008

Commission File Number: 0-07914

BASIC EARTH SCIENCE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-0592823
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

633 17th Street, Suite 1645 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 296-3076

(Registrant telephone including area code)

Check the appropriate item below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Appointment of Officer.

Appointment of Officer. On March 31, 2008, the Board of Directors appointed Mr. Joseph B. Young to the position of Interim Principal Accounting Officer. With this appointment, Mr. Singleton will no longer fill the position of Principal Accounting Officer, but will remain the acting Treasurer.

The following is a synopsis of Mr. Young’s business experience:

Joseph B. Young (29) currently is the President of Resource Consulting, LLC, a provider of accounting, compliance, SEC reporting and investor relations services. In this structure he functions in the capacity of CFO for Jayhawk Energy, Inc. and as Controller, Manager of External Reporting and Compliance for Fellows Energy, Inc., both oil and gas companies in the Denver area. During the past five years Mr. Young has also been employed by PriceWaterhouseCoopers, LLP, in its Assurance and Business Advisory Services division. In this capacity Mr. Young was involved in audits and Sarbanes-Oxley 404 compliance. Mr. Young received a Bachelor of Arts degree in Accounting from the University of Utah in 2002. There are no family relationships between Mr. Young and any of the other members of the Board of Directors or the Company’s officers.

Item 8.01.	Other Events and Regulation FD Disclosure

On April 1, 2008, Basic Earth Science Systems, Inc. issued the press release attached as Exhibit 99.1 concerning the above mentioned Item 5.02 event.

Item 9.01	Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 1, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BASIC EARTH SCIENCE SYSTEMS, INC.

Date: April 1, 2008	By:	/s/ Ray Singleton
Ray Singleton, President